Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-195170) pertaining to the 2014 Stock Incentive Plan, 2014 Employee Stock Purchase Plan and the Amended and Restated 2009 Stock Incentive Plan of Eleven Biotherapeutics, Inc. of our report dated March 6, 2015, with respect to the financial statements of Eleven Biotherapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 6, 2015